Exhibit 99.1

PowerSecure Reports First Quarter Results

Revenues Grow 40% Driven by Increases in All Product and Service Areas

Wake Forest, N.C. – May 3, 2012 – PowerSecure International, Inc. (Nasdaq: POWR) today reported its first quarter 2012 results, including strong first quarter revenues of $33.2 million which increased 40% compared to $23.7 million of revenues in the first quarter of 2011. The Company’s first quarter 2012 diluted earnings per share (“E.P.S.”) from continuing operations was ($0.03), comparing favorably to first quarter 2011 diluted E.P.S. from continuing operations of ($0.04) and first quarter 2011 Non-GAAP E.P.S. from continuing operations of ($0.09). First quarter 2011 Non-GAAP E.P.S. from continuing operations excludes the income from the Company’s WaterSecure investment which was sold in June, 2011 (see Non-GAAP measures discussion and reconciliation, below).

Sidney Hinton, CEO of PowerSecure, said, “We are very pleased with our first quarter 2012 revenue growth, demonstrating the continued success we are having across our product and service areas. Of particular note is the resurgence of growth we are seeing in our Energy Efficiency area as our portfolio of LED lights is gaining very nice traction in the marketplace. This is driven by a general and broader increase in market demand for LED technology, lower LED input prices which enable us to bring improved solutions to the marketplace, and our unique portfolio of products designed to deliver a strong combination of light quality, energy savings, and financial paybacks to customers.” Mr. Hinton continued, “We did realize a negative impact to our gross margins due to the mild winter this quarter, resulting from efficiency losses in our Utility Infrastructure area because reduced workloads in certain utilities we were serving caused us to redeploy crews to other utilities. We anticipate this impact on our gross margins will begin to normalize in our second quarter, with the potential to return to historical levels if the mild weather progresses into a hot summer, which would likely increase the demand for Utility Infrastructure services and our gross margins. In addition, we are encouraged by the way the PowerSecure team has embraced our newly implemented company-wide cost rationalization initiative, and look forward to reporting progress on the productivity of our General and Administrative expenses as the year progresses.”

The Company’s first quarter 2012 year-over-year revenue growth of 40%, to $33.2 million, was driven by a 12% increase in Distributed Generation products and services, a 73% increase in Utility Infrastructure products and services, and a 53% increase in Energy Efficiency products, as shown below.

			Variance
($ in 000’s)	1Q12	1Q11	$	%
Revenue by Product/Service
Distributed Generation	12,505	11,144	1,361	12%
Utility Infrastructure	13,128	7,578	5,550	73%
Energy Efficiency	7,552	4,933	2,619	53%

Total Revenue	33,185	23,655	9,530	40%

The Company’s first quarter 2012 gross margin as a percentage of revenue was 28.8% compared to 32.7% in the first quarter of 2011 and 31.4% in the fourth quarter of 2011. On a year-over-year and sequential basis, gross margins were negatively impacted by the mild winter weather in the first quarter of 2012, which caused workloads to be reduced at certain utilities and the redeployment of those crews to other utilities and projects. Therefore, although Utility Infrastructure revenues were quite high, inefficiencies in cost of sales related to the demobilization and redeployment of crews negatively impacted first quarter 2012 gross margin results. The lower year-over-year gross margins were also due to the overall growth of Utility Infrastructure revenue in 2012, which is generally the Company’s lowest gross margin product and service category. As is always the case, variability in quarterly gross margins is caused by regular on-going differences in the mix of specific projects completed in each quarter.

Operating expenses for the first quarter of 2012 were $10.8 million compared to $9.6 million in the first quarter of 2011, and $11.4 million in the fourth quarter of 2011. During the first quarter of 2012, the Company initiated a cost productivity initiative across business lines to identify opportunities to rationalize General and Administrative expenses. This initiative will be executed over the coming months with a goal of reducing the Company’s cost structure over the course of 2012.

The Company’s capital resources continue to be strong, with $24.7 million in cash and zero drawn on its revolving credit facility at the end of the first quarter of 2012. As planned, the Company’s capital expenditures during the first quarter were significantly reduced compared to recent quarters, at $0.9 million in total, with $0.4 million of this capital invested to deploy systems to support PowerSecure-owned long-term recurring revenue Distributed Generation projects.

The Company announced that its revenue backlog stands at $151 million. This includes new business awards announced on April 24, 2012, as well as new orders received in late-April and early-May. The Company’s revenue backlog represents revenue expected to be recognized after March 31, 2012, for periods including the second quarter of 2012 onward. This backlog figure compares to the revenue backlog of $158 million announced in the Company’s fourth quarter earnings release issued on March 8, 2012, which represented revenue expected to be recognized after December 31, 2011. The Company’s $151 million revenue backlog and the estimated timing of revenue recognition are outlined below, including “project-based revenues” expected to be recognized as projects are completed, and “recurring revenues” expected to be recognized over the life of the underlying contracts:

Revenue Backlog expected to be recognized after March 31, 2012

	Anticipated	Estimated Primary
Description	Revenue	Recognition Period
Project-based Revenue — Near term	$63 Million	2Q12 through 4Q12
Project-based Revenue — Long term	$18 Million	1Q13 through 2014
Recurring Revenue	$70 Million	2Q12 through 2020

Revenue Backlog expected to be recognized after March 31, 2012	$151 Million

Note: Anticipated revenue and estimated primary recognition periods are subject to risks and uncertanities as indicated in the Company’s safe harbor statement, below. Consistent with past practice, these figures are not intended to constitute the Company’s total revenue over the indicated time periods, as the Company has additional, regular on-going revenues. Examples of additional, regular recurring revenues include revenues from the engineering fees, and service revenue, among others. Numbers may not add due to rounding.

Orders in the Company’s revenue backlog are subject to delay, deferral, acceleration, resizing, or cancellation from time to time, and estimates are utilized in the determination of the backlog amounts. Given the irregular sales cycle of customer orders, and especially of large orders, the revenue backlog at any given time is not necessarily an accurate indication of our future revenues.

The Company’s reported results also include discontinued operations comprised of the Company’s former Southern Flow unit, which was sold during the first quarter of 2011 and for which a $5.6 million gain on sale was recorded in that period, and the Company’s discontinued PowerPackages unit, which was exited during the second half of 2011. The results of these discontinued operations were negligible during the first quarter of 2012, as E.P.S. including these results was ($0.03), the same as E.P.S. from continuing operations of ($0.03). However, the discontinued operations had a meaningful impact on the results of the first quarter of 2011, driven by the gain on sale recorded in that period, as E.P.S. including discontinued operations was $0.25 compared to E.P.S. from continuing operations of ($0.04).

The Company will host a conference call commencing today at 5:30 p.m. eastern time to discuss its first quarter 2012 results, business operations, strategic initiatives and prospects for the future. The conference call will be webcast live and can be accessed from the Investor Relations section of the Company’s website at www.powersecure.com. Participants can also access the call by dialing 888-679-8034 (or 617-213-4847 if dialing internationally), and providing pass code 92608959. If you are unable to participate during the live webcast, a replay of the conference call will be available beginning today at 7:30 p.m. eastern time through midnight on May 31, 2012. To listen to the replay, dial toll-free 888-286-8010 (or 617-801-6888 if dialing internationally), and enter pass code 65632570. In addition, the webcast will be archived on the Company’s website at www.powersecure.com.

About PowerSecure

PowerSecure International, Inc. is a leading provider of Utility and Energy Technologies to electric utilities, and their commercial, institutional, and industrial customers. PowerSecure provides products and services in the areas of Energy Efficiency, Interactive Distributed Generation, and Utility Infrastructure. The Company is a pioneer in developing Interactive Distributed Generation® systems with sophisticated, proactive smart grid capabilities, including the ability to 1) forecast electricity demand and electronically deploy the systems to deliver more efficient, and environmentally friendly power at peak power times, 2) provide utilities with dedicated electric power generation capacity to utilize for demand response purposes, and 3) provide customers with the most dependable standby power in the industry. PowerSecure also provides utilities with transmission and distribution infrastructure construction and maintenance services, and engineering and regulatory consulting services. The Company’s Energy Efficiency business provides customers with energy efficient lighting technologies that deliver improved quality of light, including its proprietary EfficientLights LED lighting products for grocery, drug, and convenience stores, and its SecureLiteTM and PowerLiteTM street lights for utilities and municipalities. Additional information is available at www.powersecure.com.

This press release contains forward-looking statements within the meaning of and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts, including but not limited to statements concerning the outlook for the Company’s future revenues, earnings, margins, cash resources and cash flow and other financial and operating information and data; the Company’s future business operations, strategies and prospects; and all other statements concerning the plans, intentions, expectations, projections, hopes, beliefs, objectives, goals and strategies of management, including statements about other future financial and non-financial items, performance or events and about present and future products, services, technologies and businesses; and statements of assumptions underlying the foregoing. Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements. Important risks, uncertainties and other factors include, but are not limited to, the on-going downturn, disruption and volatility in the economy, financial markets and business markets and the effects thereof on the Company’s markets and customers, the demand for its products and services, and the Company’s access to capital; the size, timing and terms of sales and orders, including the Company’s revenue backlog discussed in this press release, and the risk of customers delaying, deferring or canceling purchase orders or making smaller purchases than expected; the effects of the sale of Southern Flow business and WaterSecure investment and the Company’s strategy of monetizing its non-core businesses on the Company’s financial condition and results of operations; the potential adverse financial and reputational consequences that can result from safety risks and hazards such as accidents inherent in our operations; the effects of exiting the Company’s PowerPackages business, including any future charges we may incur; the timely and successful development, production and market acceptance of new and enhanced products, services and technologies of the Company; the ability of the Company to obtain adequate supplies of key components and materials of sufficient reliability and quality for its products and technologies on a timely and cost-effective basis and the effects of related warranty claims and disputes; the ability of the Company to successfully expand its core distributed generation products and services, to successfully develop and achieve market acceptance of its new energy-related businesses, to successfully expand its recurring revenue projects, to manage its growth and to address the effects of any future changes in utility tariff structures and environmental requirements on its business solutions; the effects of competition; changes in customer and industry demand and preferences; the ability of the Company to continue the growth and diversification of its customer base; the ability of the Company to attract, retain, and motivate its executives and key personnel; changes in the energy industry in general and the electricity, oil, and natural gas markets in particular, including price levels; the effects of competition; the ability of the Company to secure and maintain key contracts and relationships; the effects of pending and future litigation, claims and disputes; and other risks, uncertainties and other factors identified from time to time in its reports filed with or furnished to the Securities and Exchange Commission, including the Company’s most recent Annual Report on Form 10-K, as well as subsequently filed reports on Form 10-Q and Form 8-K. Accordingly, there can be no assurance that the results expressed, projected or implied by any forward-looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof and are based on the current plans, goals, objectives, strategies, intentions, expectations and assumptions of, and the information currently available to, management. The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise.

Contact

Chris Hutter

Chief Financial Officer

PowerSecure International, Inc.

(919) 453-1760

PowerSecure International, Inc.

Consolidated Statements of Operations (unaudited)

($000’s except per share data)

	Three Months Ended
	March 31,	March 31,
	2012	2011
Revenue	33,185	23,655
Cost of sales	23,630	15,926

Gross Profit	9,555	7,729

Operating expenses
General and administrative	8,645	7,681
Selling, marketing, and service	1,058	1,154
Depreciation and amortization	1,085	773

Total operating expenses	10,788	9,608

Operating income (loss)	(1,233)	(1,879)
Other income (expense)
Gain on sale of unconsolidated affiliate	0	0
Equity income from unconsolidated affiliate	0	1,011
Management fees from unconsolidated affiliate	0	168
Interest income and other income	22	20
Interest expense	(108)	(142)

Income (loss) before income taxes	(1,319)	(822)
Income tax benefit (provision)	393	(47)

Net income (loss) from continuing operations	(926)	(869)

Discontinued operations - income (loss) from operations (net of tax)	35	(215)
Discontinued operations - gain on sale (net of tax)	0	5,636

Net income (loss)	(891)	4,552
Net loss attributable to noncontrolling interest	288	184

Net income (loss) attributable to PowerSecure International, Inc.	(603)	4,736

Summary of Amounts Attributable to PowerSecure International, Inc. shareholders
Income (loss) from continuing operations (net of tax)	(638)	(685)
Income (loss) from discontinued operations (net of tax)	35	5,421

Net income (loss) attributable to PowerSecure International, Inc.	(603)	4,736

EARNINGS PER SHARE AMOUNTS (“E.P.S”) ATTRIBUTABLE TO POWERSECURE INTERNATIONAL, INC. SHAREHOLDERS:
Continuing Operations
Basic	(0.03)	(0.04)

Diluted	(0.03)	(0.04)

Discontinued Operations
Basic	0.00	0.29

Diluted	0.00	0.29

Net Income
Basic	(0.03)	0.25

Diluted	(0.03)	0.25

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	18,902	18,719

Diluted	18,902	18,719

PowerSecure International, Inc.

Condensed Consolidated Balance Sheets (unaudited)

($000’s)

	March 31, 2012	December 31, 2011
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	24,654	24,606
Trade receivables, net of allowance for doubtful accounts	41,840	46,163
Assets of discontinued operations held for sale	240	380
Inventories	20,790	20,290
Income taxes receivable	869	439
Current deferred income taxes	650	650
Prepaid expenses and other current assets	858	1,128

Total Current Assets	89,901	93,656

PROPERTY, PLANT, AND EQUIPMENT:
Equipment	39,190	38,441
Furniture and fixtures	307	283
Land, building, and improvements	5,899	5,885

Total property, plant, and equipment at cost	45,396	44,609
Less accumulated depreciation and amortization	9,108	8,281

Property, plant, and equipment, net	36,288	36,328

OTHER ASSETS:
Goodwill	7,970	7,970
Deferred income taxes, net of current portion	266	266
Restricted annuity contract	2,394	2,376
Intangible rights and capitalized software, net of accum amort	1,647	1,642
Investment in unconsolidated affiliate	6	6
Other assets	331	331

Total other assets	12,614	12,591

TOTAL ASSETS	138,803	142,575

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	5,438	6,894
Accrued and other liabilities	12,712	16,129
Liabilities of discontinued operations held for sale	0	125
Current unrecognized tax benefit	287	287
Current portion of term loan	160	0
Current portion of capital lease obligations	851	840

Total current liabilities	19,448	24,275

LONG-TERM LIABILITIES
Revolving Line of Credit	0	0
Term loan, net of current portion	2,200	0
Capital lease obligations, net of current portion	2,590	2,807
Unrecognized tax benefit	731	731
Other long-term liabilities	2,355	2,300

Total long-term liabilities	7,876	5,838

STOCKHOLDERS’ EQUITY
Perferred stock - undesignated	0	0
Preferred stock - Series C	0	0
Common stock	189	189
Additional paid-in-capital	116,711	116,803
Accumulated deficit	(6,042)	(5,439)

Total PowerSecure International, Inc. stockholders’ equity	110,858	111,553
Noncontrolling Interest	621	909

Total stockholders’ equity	111,479	112,462

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	138,803	142,575

PowerSecure International, Inc.

Condensed Consolidated Statement of Cash Flows (unaudited)

($000’s)

	Three Months Ended
	March 31,	March 31,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	(891)	4,552
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Income from discontinued operations	(35)	(5,421)
Depreciation and amortization	1,085	773
Stock compensation expense	295	480
Loss on disposal of miscellaneous assets	3	0
Equity in income of unconsolidated affiliate	0	(1,011)
Distributions from unconsolidated affiliate	0	607
Changes in operating assets and liabilities, net of effect of acquisitions:
Trade receivables, net	4,323	(3,382)
Inventories	(500)	(4,852)
Other current assets and liabilities	(160)	(106)
Other noncurrent assets and liabilities	37	90
Accounts payable	(1,456)	954
Accrued and other liabilities	(3,417)	2,166

Net cash provided by (used in) continuing operations	(716)	(5,150)
Net cash provided by (used in) discontinued operations	50	(182)

Net cash provided by (used in) operating activities	(666)	(5,332)

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property, plant and equipment	(878)	(4,177)
Additions to intangible rights and software development	(185)	(192)
Proceeds from sale of property, plant and equipment	10	0
Proceeds from sale of discontinued operations	0	16,515
Discontinued operations investing activities	0	(3)

Net cash provided by (used in) investing activities	(1,053)	12,143

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings (payments) on revolving line of credit	0	0
Proceeds from term loan borrowings	2,400	0
Payments on term loan	(40)	0
Payments on capital lease obligations	(206)	(195)
Repurchases of common stock	(398)	(158)
Proceeds from stock option exercises	11	230

Net cash provided by (used in) financing activities	1,767	(123)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	48	6,688

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	24,606	8,202

CASH AND CASH EQUIVALENTS AT END OF PERIOD	24,654	14,890

Non-GAAP Pro forma Financial Measures:

Our references to our first quarter 2011 “Non-GAAP Pro forma” financial measures of net income from continuing operations, net income, net income attributable to PowerSecure International, Inc., diluted E.P.S. from continuing operations, diluted E.P.S. from discontinued operations, and diluted E.P.S. discussed and shown above constitute non-GAAP financial measures. They refer to our GAAP results, adjusted to show the results 1) without the after-tax income from our WaterSecure investment (identified in our financial statements as our unconsolidated affiliate), 2) without the after-tax gain on the sale of our discontinued Southern Flow business, and 4) without the after-tax results of our discontinued PowerPackages business.

We believe providing non-GAAP measures which show our pro forma results with these items adjusted is valuable and useful as it allows our management and our board of directors to measure, monitor and evaluate our operating performance with the same consistent financial context as the business was managed and evaluated from the 2011 fiscal year forward. Additionally, because our Southern Flow business was sold in January, 2011, our WaterSecure business was sold in June, 2011, and our PowerPackages business was discontinued in 2011, these pro forma measures provide baseline comparatives which are more comparable to our current and future results.

We believe these Non-GAAP Pro forma measures also provide meaningful information to investors in terms of enhancing their understanding of our first quarter operating performance and results, as they allow investors to more easily compare our financial performance on a consistent basis compared to 2011. These Non-GAAP Pro forma measures also correspond with the way we expect Wall Street Analysts to compare our results. Our Non-GAAP Pro forma measures should be considered only as supplements to, and not as substitutes for or in isolation from, our other measures of financial information prepared in accordance with GAAP, such as GAAP revenue, operating income, net income from continuing operations, net income, net income attributable to PowerSecure International, Inc., diluted E.P.S. from continuing operations, diluted E.P.S. from discontinued operations, and diluted E.P.S.

PowerSecure International, Inc.

Non-GAAP Pro forma Measures Excluding WaterSecure, PowerPackages, and Southern Flow Results

($000’s except per share data, some rounding throughout)

	Three Months Ended March 31, 2011
	As Reported 1Q11	WaterSecure, PowerPackages, and Southern Flow	Pro forma 1Q11
Revenue	23,655		23,655
Cost of sales	15,926		15,926

Gross Profit	7,729	0	7,729

Operating expenses
General and administrative	7,681		7,681
Selling, marketing, and service	1,154		1,154
Depreciation and amortization	773		773

Total operating expenses	9,608	0	9,608

Operating income (loss)	(1,879)	0	(1,879)

Other income (expense)
Gain on sale of unconsolidated affiliate	0		0
Equity income from unconsolidated affiliate	1,011	(1,011)	0
Management fees from unconsolidated affiliate	168	(168)	0
Interest income and other income	20		20
Interest expense	(142)		(142)

Income (loss) before income taxes	(822)	(1,179)	(2,001)
Income tax benefit (provision)	(47)	166	119

Net income (loss) from continuing operations	(869)	(1,013)	(1,882)

Discontinued operations - income (loss) from operations (net of tax)	(215)	215	0
Discontinued operations - gain on sale (net of tax)	5,636	(5,636)	0

Net income (loss)	4,552	(6,434)	(1,882)
Net income (loss) attributable to noncontrolling interest	184		184

Net income (loss) attributable to PowerSecure International, Inc.	4,736	(6,434)	(1,698)

Summary of Amounts Attributable to PowerSecure International, Inc. shareholders
Income (loss) from continuing operations (net of tax)	(685)	(1,013)	(1,698)
Income (loss) from discontinued operations (net of tax)	5,421	(5,421)	0

Net income (loss) attributable to PowerSecure International, Inc.	4,736	(6,434)	(1,698)

EARNINGS PER SHARE AMOUNTS (“E.P.S”) ATTRIBUTABLE TO POWERSECURE INTERNATIONAL, INC. SHAREHOLDERS:
Continuing Operations
Basic	(0.04)	(0.05)	(0.09)

Diluted	(0.04)	(0.05)	(0.09)

Discontinued Operations
Basic	0.29	(0.29)	0.00

Diluted	0.29	(0.29)	0.00

Net Income
Basic	0.25	(0.34)	(0.09)

Diluted	0.25	(0.34)	(0.09)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	18,719	18,719	18,719

Diluted	18,719	18,719	18,719

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